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                                                                    EXHIBIT 10.1



            AMENDMENT NUMBER TWO TO DEVELOPMENT AND LICENSE AGREEMENT
                                 BY AND BETWEEN

                             GENERAL MAGIC, INC. AND

                           GENERAL MOTORS CORPORATION


        This Amendment Number Two ("Amendment"), dated as of the last date signed below, amends the Development and License Agreement, dated November 9, 1999, as amended by Amendment Number One on August 1, 2001, (collectively, the "Agreement") by and between General Magic, Inc. ("Magic"), on the one hand, and General Motors Corporation, by and through its subsidiary, OnStar Corporation ("OnStar"), on the other (together the "Parties").

        Whereas, as of the date of this Amendment, Magic has developed and continues to develop the magicTalk Voice Gateway, which is server software designed to enable telephone access to enterprise applications by integrating speech recognition, text-to-speech and telephony technologies with a VoiceXML interpreter to enable voice access to information and services from any telephone. The Parties anticipate that Magic will develop future versions of the magicTalk Voice Gateway (collectively, along with the current version, V1.6, the "Gateway").

        Whereas, as of the date of this Amendment, Magic has developed and continues to develop the magicTalk Enterprise Platform, a suite of enterprise-class voice infrastructure software designed for Web/Java developers to accelerate voice application development, integration and deployment. The Parties anticipate that Magic will develop future versions of the magicTalk Enterprise Platform (collectively, along with the current version, V1.0, the "Enterprise Platform").

        Whereas, Magic has developed and continues to develop the OnStar Service (as defined in the Agreement), and hosts the OnStar Service for OnStar. The OnStar Service as of the date of this Amendment contains many grammars, voice prompts and scripts, some of which existed prior to the date of the Agreement and some of which are OnStar Items (as defined in the Agreement).

        Whereas OnStar wishes to make all non-domain-specific grammars, voice prompts and scripts for the OnStar Service available to Magic for Magic use in the Gateway, the Enterprise Platform and other Magic software products.

        Whereas, with respect to the OnStar Service, Magic wishes to make (a) all recordings, source code and interpreted code (such as XML) for the voice user interface and graphical user interface and (b) all source code for the software that makes up the integration layer (but not what is referred to by the Parties as the "middle layer") between (i) OnStar's network back-end and (ii) the OnStar Service ((a) and (b) together the "Application Source Code") available to OnStar.

        And whereas, the Parties wish to confirm their understanding of OnStar's rights to use the Gateway.


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        Now, therefore, the Parties agree as follows:

        1. To the extent not already provided by the Agreement, OnStar grants to Magic a worldwide, perpetual and irrevocable, non-transferable (except as provided in Section 12.7 (Assignment) of the Agreement), non-exclusive, royalty-free and fully paid license, to use, reproduce, perform, display, distribute, modify, and create derivative works and other Improvements to the recordings, source code, interpreted code (such as XML) and object code to the grammars, voice prompts and scripts contained in the OnStar Items created during the term of the Agreement for the purpose of making, having made, using, selling, offering to sell and importing any software product, excluding custom solutions developed by or on behalf of GMI for third parties in the Field of Use (as defined in the Agreement); provided, however, that this license shall not include rights in any domain-specific grammars, voice prompts or scripts contained in the OnStar Items. For the purposes of clarification, a "domain" consists of a set of services addressing a specific subject matter, such as weather, traffic, sports and so on. A grammar, voice prompt or script that is not domain-specific can be used across different domains without modification.

        2. To the extent not already provided by the Agreement, Magic grants to OnStar a worldwide, perpetual and irrevocable, non-transferable (except as provided in Section 12.7 (Assignment) of the Agreement), non-exclusive, royalty-free and fully paid license, to use, reproduce, perform, display, distribute, modify, and create derivative works and other Improvements to the Application Source Code for the purpose of modifying, extending and operating the OnStar Service in the Field of Use. For purposes of clarification only, the Application Source Code does not include source code to the Gateway or the Enterprise Platform.

        3. The Parties confirm that the Gateway is considered an Improvement to the Magic Background Technology under the Agreement and that the term "Magic Software" shall include the Gateway.

        4. The Parties confirm that the rights and obligations of the Parties with respect to all software delivered by Magic to OnStar are governed solely by the terms and conditions of the Agreement.


Agreed this 10th day of January, 2002.


GENERAL MAGIC, INC.                               GENERAL MOTORS CORPORATION

By: /s/ KATHLEEN M. LAYTON                        By: /s/ ROD EGDORF
    -------------------------                         ----------------------
Name: Kathleen M. Layton                          Name: Rod Egdorf
Title: President and Chief Executive Officer      Title: Vice President


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